Exhibit 99.1

Filed by Misonix, Inc.

Pursuant to Rule 425 under the Securities Act of

1933 and deemed filed pursuant to Rule 14-a-12 of the

Securities Exchange Act of 1934

VIAVID
communications simplified.

Misonix, Inc.

Definitive Agreement to Acquire Solsys Medical

May 3, 2019

Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

C O R P O R A T E   P A R T I C I P A N T S

Norberto Aja, Investor Relations, JCIR

Stavros Vizirgianakis, President and Chief Executive Officer, Misonix, Inc.

Allan Staley, Co-Founder and Chief Executive Officer, Solsys Medical

Joseph Dwyer, Chief Financial Officer, Misonix, Inc.

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

Alex Nowak, Craig-Hallum Capital Group

Kyle Rose, Canaccord Genuity

Ryan Zimmerman, BTIG

Michael Kaufman, MK Investments

P R E S E N T A T I O N

Operator:

Good day and welcome to the Misonix Incorporated conference call. Today’s call is being recorded.

I would now like to turn the conference over to Norberto Aja, Investor Relations. Please go ahead, sir.

Norberto Aja:

Thank you, Operator, and good morning everyone. Welcome to Misonix’s conference call to discuss its acquisition of Solsys Medical. Today's call and webcast contain forward-looking statements within the meaning of the Safe Harbor provision of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by words such as anticipate, intend, plan, goal, believe, estimate, expect, future, likely, may, should, will and other similar references to future periods. Examples of forward-looking statements include, among other, statements we make regarding guidance relating to our financial results.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

Forward-looking statements are neither historical facts nor assurance of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risk and changes, and circumstances. They are difficult to predict, and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial conditions to differ materially from those indicated in the forward-looking statements today include, among others, our ability to achieve operational efficiencies and meet customer demand for products and solutions, and the risks described in today's news announcement and in the Company's filings with the Securities and Exchange Commission, including the Company's reports on Form 10-K and Form 10-Q.

Any forward-looking statements made by us on today's conference call and in today’s presentation materials is based solely on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statements that may be made from time to time, whether as a result of new information, future developments or otherwise.

Today's call, webcast and presentation will also include non-GAAP financial measures within the meaning of the SEC Regulation G. When required, a reconciliation of all non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP can be found in yesterday's press announcement, as well as in the Company's website. A copy of yesterday’s announcement, along with the presentation materials for today’s call have been posted on the Investor Relations section of the Company’s website at www.misonix.com.

With that, I'd now like to turn the call over to Stavros Vizirgianakis, President and CEO of Misonix. Please go ahead, Stavros.

Stavros Vizirgianakis:

Thank you, Norberto. Good morning everybody. Thank you for joining us on the call this morning. I know it was short notice, but much appreciated that many of you folks could join.

We have some very exciting news to share with you today. As you likely read in our announcement last evening, we are pleased to report that we have entered into a Definitive Agreement with Solsys Medical to acquire the company in an all-stock transaction valued at approximately $97 million. I’d like to begin by providing you with some background on Solsys and the details regarding the transaction, the rationale behind it, as well a our expectations for the combined company before turning the call over to Allan Staley, that I have with me from Solsys Medical, to provide us further insight into the Solsys business, and Joe to review some of the financial details, after which we will open the call to questions. For your reference, we’ve also posted the presentation on our website at misonix.com to follow along with today’s call.

I’d like to kick off by talking about some of the rationale behind the transaction. For those of you that have followed the Company, we have spoken on numerous with the investors about synergistic opportunities, bolt-ons and even acquisition. Over the past two years we’ve looked at over six opportunities and followed a very disciplined approach in evaluating each of the opportunities. We ended up passing on all of those but continued chatting with the folks at Solsys for over two years, and got to know them and their business really well. I must say, we feel that this is the best opportunity and we really love this business. This helps us build a platform with meaningful scale as we are essentially doubling the size of our business and expanding the addressable market that we operate in by over $700 million.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

We feel that by almost trebling our sales resources and now having two dedicated channels to market, for Wound as well as Surgical, that we can further accelerate our growth rate. We feel that 20% growth is the floor and that we can grow above this rate for a sustainable period of time as we are hopeful that there will be minimal disruption during the integration period.

At 4:01 pm yesterday in New York, as the deal was announced, we brought the Sales and Marketing leaders together, and it was exciting to see the positive reaction towards the opportunity from our managers. We have further strengthened the talent pool and I firmly believe that with the people and complementary technology that we have we can build an even better company together.

I’d like to now introduce Allan Staley from Solsys to give us a little bit more insight into the Solsys business. Allan.

Allan Staley:

Thank you, Stavros. We are so excited at Solsys Medical to have this transaction with Misonix to grow a great company moving forward. Solsys Medical, at a glance, is a privately held regenerative wound care company. Our principal shareholders are 1315 Capital and SV Health Investors who joined our company about 1.5 years ago to help grow the business.

We market TheraSkin. It’s a bioactive human skin allograft. While there are many competitive products in the marketplace that are trying to replicate human skin, TheraSkin is human skin and we use that to heal human skin. It just makes sense. It’s what we built the company around starting about eight years ago with that simple premise: human skin healing human skin makes sense. We have tremendous outcomes.

We have 81 dedicated direct sales resources. Our 2018 revenue was $24 million, which was 30% growth over 2017 revenue, with 2019 projected revenue of around $32 million.

Our channels to market are about 60% to wound care centers, outpatient wound care centers where reimbursement is a critical component, and we have very strong reimbursement for TheraSkin. We’ve got about 40% of that sales channel into the OR where we believe the SonicOne will be a tremendous, synergistic opportunity for our 81 dedicated sales resources to expand sales in that channel to market. We are also in the physician office.

The product, again, is a cellular human skin product with a large addressable market of over 700 million current in market.

Stavros Vizirgianakis:

Looking at the opportunity when Allan and I first started talking from the two companies, we believed that there was an opportunity to establish a new standard in treating wounds by combining debridement with TheraSkin. As we know, one of the biggest unmet clinical needs that we experience today in the market is there is a need of improved debridement. We believe that only 20% of wound care physicians effectively debride chronic wounds today, and unless you adequately prepare the wound bed for healing, you’re really doing the patient a grave injustice. We believe that the combination of our SonicOne OR technology combined with TheraSkin will have the ability to redefine and change the standard of care going into the future.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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What Allan has been very successful with was developing reimbursement on the TheraSkin side, and we’re confident that with increased focus and a new sales channel opening up in the clinic business that we’ll be able to achieve reimbursement at some date in the future for the combined product.

Going forward, if we look at the vision for the new Misonix, as I said, we’ll be splitting into two divisions, a Surgical division which is going to carry the BoneScalpel and SonaStar line. Why that’s very important for us is as you all know, we have our most important product launch in the history of the Company coming up in the next couple of weeks, which is the NEXUS launch, and NEXUS will really fit into the Surgical franchise, and by removing SonicOne and putting into the Wound channel, we believe that we will shore up additional resources and have additional bandwidth to concentrate on further developing the Surgical business. With 55 dedicated resources on the Surgical business, and an addressable market of $863 million plus, we believe that there’s a good opportunity and future for us to grow in the Surgical business.

Shifting over to the Wound side of the business, we think that with 81 dedicated resources we have the opportunity to sell not only more SonicOne on the debridement side, but also more TheraSkin product by combining the product together and having a larger salesforce in the market.

As you’ve seen, we’re excited about the fact that the addressable market is almost a billion dollars in the Wound Care franchise, so again, we’re very, very bullish in terms of the opportunity that lies ahead.

With that, I’d like to turn the call over to Joe to give you some more insight onto the financial side of the business.

Joseph Dwyer:

Thanks, Stavros. As we highlighted in our announcement, the total consideration for the transaction is $97 million which consists of 5.7 Misonix common shares valued at Wednesday’s closing stock price. This puts the enterprise value of Solsys at $110 million, which is $97 million purchase price plus $20 million of debt less $7 million of cash acquired.

The number of shares to be issued will remain fixed at 5.7 million, so any fluctuation in our stock price between now and closing will not impact the transaction.

At closing, current Misonix shareholders will own 64% of Misonix, and Solsys unitholders will own the remaining 36%.

From a revenue multiple point of view, this prices the transaction at 3.4 times calendar 2019 Solsys revenue of $32 million.

The Solsys private equity investors, 1315 Capital and SV Health Investors, own a significant part of Solsys. They are long-term investors and we expect that they’ll hold their position over the long term. Other principal Solsys investors have agreed to customary lock-up agreements.

As Stavros mentioned, Solsys had revenues of over $24 million in calendar 2018 and is on track to generate $32 million of revenue for this calendar year.

For Misonix Fiscal 2020, meaning the year beginning July 1, 2019, the pro forma company is expected to generate over $80 million in sales.

We expect significant revenue synergies by combining the salesforces, but we have not modeled those into our pro forma projections.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

The gross profit margin for Solsys is about 71%, and we expect to maintain that margin going forward, which is in the same range as the Misonix margin of 70% to 71% gross profit.

With respect to operating expenses, we plan to keep essentially all of the Solsys team and further expand the combined organization in the coming years. We will have some operating synergies and efficiencies from combining the overhead infrastructure, and we’ll look for further efficiencies in streamlining the business over the near term, but we don’t expect to see any big operational expense reductions in the first year.

Solsys has been generating negative EBITDA as it has been investing in the ramp-up of its salesforce over the last couple of years. In calendar 2018 Solsys reported negative EBITDA of about $8 million. In the first year we take over Solsys we expect for Solsys to continue to burn some cash and we expect them to turn EBITDA positive in our Fiscal 2021. On a combined basis, we expect to be reporting positive EBITDA from operations in our Fiscal 2021 year. For our first year of combined operations, we expect to burn cash in the $8 million to $9 million range.

We will assume $20 million of Solsys secured debt and we have renegotiated another $5 million in (inaudible) to the facility to draw on if we need it going forward. SWK Holdings is the lender. We have renegotiated the terms of the debt with SWK to reduce the interest rate by about 3% and improve other key terms. At closing, the combined Solsys and Misonix cash should be about $15 million, plus the additional $5 million of borrowing capacity.

After transaction fees, we expect to have sufficient cash and debt capacity to fund our combined operations to profitability.

Stavros?

Stavros Vizirgianakis:

In summary, as you can see this transaction is consistent with our strategy and addresses our criteria of enhancing our competitive position and expanding our industry leadership through added scale and increased commercial reach. With a combined team of over 130 dedicated Wound and Surgical sales professionals, and expected pro forma annual revenues for Fiscal ’20 in excess of $80 million as a combined company, we hope you agree that Misonix’s outlook is more compelling than ever before.

With that, I’d like to turn the call over for questions. We look forward to answering your questions in the next few minutes. Thank you.

Operator:

Thank you. If you would like to ask a question, please press star, one on your telephone keypad, and a confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

Our first question is coming from the like of Alex Nowak with Craig-Hallum. Please proceed with your question.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

Alex Nowak:

Great. Good morning everyone. Congrats on the acquisition. Stavros, you mentioned you have known Solsys and the team for over two years, so just perhaps some thoughts on your level of diligence with TheraSkin. Why is this the best solution in the market? Why is now the right time in Solsys’s growth curve to really bring the business onboard.

Stavros Vizirgianakis:

Thank you, Alex. Thank you very much. I think going back to the early days when we looked at this market, we looked at one of the challenges in the wound market being such a vast market is to build scale. While we’ve had tremendous success on the debridement side of the business, we felt that to have a meaningful impact we would need a larger salesforce to really get our debridement technology out into the broader market. We also thought that it would make sense at some stage to partner with a player in the tissue market.

We liked Solsys for a number of reasons. We felt that their product was really best-in-class; it fitted well with our debridement solution, and we felt that culturally the organizations were very, very aligned in terms of their performance, culture and the value system within the organization. We spent a lot of time over the two years speaking to key opinion leaders, internally checking with our Marketing team and the end result was that the best solution for the business going forward was to create the scale and to combine debridement with a tissue product, and through the diligence process we identified that TheraSkin was one of the leading products on the market and it would make sense to combine debridement with the TheraSkin product.

We think it also gives us the opportunity to change standard of care. We know that Solsys, the TheraSkin product has got good clinical data and it’s showed that it’s really effective at healing these complex wounds. We’ve also seen that regardless of tissue product that’s used in the market, when you combine it with our debridement you have an enhanced outcome, so we feel that when we add the two together and we start driving value through the combination device that this will set a new standard in the market and that we’ll ultimately be able to help more patients at the end of the day.

Alex Nowak:

That’s great. Staying on the topic of the salesforce and adding the new sales team onboard, can you just talk about the transition within your existing sales teams? Obviously you’ve had reps selling into both Spine and Wound over the last couple of years, and after the close here they’re going to have to just go back to Spine. How are you going to manage that transition within the legacy sales team?

Stavros Vizirgianakis:

Right. If we look at our current team, they really are responsible for selling three product lines, which is the Neuro, the Spine and the Wound. In all reality, I would say 99% of their time has been spent selling Wound and Spine products. What we found in the salesforce is when we spend more time in the Wound side we grow the Wound business faster and the Spine starts slowing down, and when we spend more resource on the Spine side the Wound starts slowing down. I think that this all lines up from a timing perspective, it couldn’t have been better because we’ve spoken about the NEXUS opportunity and when we look at NEXUS, although it goes into the three silos, Wound, Spine and Neuro, our real opportunity with NEXUS is to build a significant business in the Neuro arena, and to compete in the Neuro arena against the big players, the established players in that segment, we need added bandwidth. We think that by giving the Wound product line and adding that into the Wound team, it will really focus the Surgical sales team on the Spine and Neuro business.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

As we know, a lot of the neurosurgeons are also doing spinal surgery as well as cranial surgery, so there’s a lot of synergy in that the call point is the same. We think that with the additional bandwidth that gets freed up with the salesforce, we can drive deeper penetration to the Spinal business and also have a more meaningful impact in the Neuro business, so the timing is good.

The transition is going to take a couple of months. We’re not just going to drop the product line. It’s going to be a very orderly handover from the one team to the other, so there will be a lot of cross-selling opportunities in the near term as the companies collaborate and prepare for the integration.

Alex Nowak:

Okay, that’s great. Then, Allan, thanks for joining us today. Can you explain how TheraSkin is reimbursed in the market today? Is this a bundled payment through the DRG payment system, or is there an added passthrough reimbursement? For the bundle, which DRG bundle is this in? Is this basic wound care? Is this advanced wound care? Just talk about how pricing compares to the competition. Thanks.

Allan Staley:

From a where we are in the outpatient wound care center where it is reimbursed in the bundled rate system it’s in the high bucket, so it reimburses at about $1,550. In the O.R. it is under a DRG so it’s bundled within all the services associated with the DRG, so we are very competitive in the O.R. at a price point.

In the wound care center, the benefit that we have over some of the established players in the marketplace is some individuals have a single-sized product and we have a multi-sized product, so we can price it accordingly based upon the size of the wound. Most of these wounds are 6 square centimeters and less, and so our product has a very compelling economic story in those—a significant portion of the wounds that are smaller where the hospital can buy the product at a lower cost than a single-sized product, and create greater margin in the hospital outpatient arena.

We’re very well reimbursed, and we’re competitive because of multiple sizes. In the O.R. setting, we’re very competitive from a price point against significant competitors competitive products such as Integra and Alloderm.

Alex Nowak:

Okay, that’s helpful. Then just last question from me, Stavros, not necessarily related to today’s call, but you said NEXUS is launching within the next couple of weeks. Just checking how NEXUS is progressing through the FDA. Any update here?

Stavros Vizirgianakis:

Yes. I think we’ve continued having some interaction with the FDA. We are hoping to have all our answers back to the FDA in the next couple of days, and approval really 30 days thereafter. We’re still looking at roughly middle of June to kick off the NEXUS launch.

Alex Nowak:

That’s great. Thank you. Congrats again on the acquisition.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

Stavros Vizirgianakis:

Thank you, Alex.

Allan Staley:

Thanks.

Operator:

The next question is from the line of Kyle Rose with Canaccord. Please proceed with your question.

Kyle Rose:

Great. Thank you very much for taking the question, and congrats on getting this across the goal line. It sounds like it’s been in process for a while now.

I guess I just wanted to take a step back and talk a little bit about the outlook as far as 2020 numbers. Maybe just help me to understand, I mean it feels a bit conservative. I think we’re modeling for $48 million in 2020 revenues, so if I add on the $32 that gets us basically directly to your number there. I guess I’m just trying to think about the 20% growth in the historical business as well as adding this asset that it looks like it’s been growing at 30%-plus in previous years. Just trying to kind of bridge the gap. Is that some conservatism as far as the out year? Is that you’re expecting some dissynergies as you bring on the salesforces. Just help me understand how we should think about what you did when you were sitting down to put together this guidance.

Stavros Vizirgianakis:

Sure. I think, Kyle, firstly, we’ve been conservative on our guidance. I think out bottom line has always been that we’d like to deliver on our promises. We’re very comfortable that we have a combined business that can grow in excess of 20% for many years to come. We are comfortable that, as I said, 20% is the floor the growth rate will accelerate. We don’t know yet when the acquisition will close and how quickly we’ll get the sales teams cooperating and continuing the momentum that we’ve established in the marketplace, so while the businesses are in good shape and growing very quickly today, we don’t know if there will be any disruption. I think what we have done is we’ve been conservative on the guidance and factored in a little bit of disruption, although we don’t think it’s going to be much because we didn’t want to overpromise and then underdeliver to the market.

The other thing to bear in mind is that if we look at the Solsys numbers, that is calendar numbers. If we look at the $32 million, that’s from January to December. The Misonix numbers, as you know, are from July to June. We’ve got to put some things together and going forward, the $80 million number may be conservative, but we thought as the first guidance that we give, let’s rather start with a lower number. We can always increase it as we gain more comfort with the business, but we’re feeling good so far.

Kyle Rose:

Okay, great. Obviously you’ve been investing into Wound, $80 million in pro forma revenues in 2020. How should we think about what this business looks like after the deal has closed? By that I mean you’ve got Wound Care franchise and your Ortho and Neuro business. Is it 50/50 revenues? I don’t think you specifically called out the contribution of SonicOne with respect to what the Wound revenues are, so how should we think about the revenue split, I guess on a go-forward basis between the two business units, and just how we should think about that.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

Stavros Vizirgianakis:

If we look at the Misonix business today, on the U.S. side of the business SonicOne represents about 20% of the revenue, so that’s about $5 million of revenue which we’ll be adding into the Wound franchise. If you add the Solsys number plus the $5 million that would give you the approximate size of the Wound franchise in the business.

If we look at it from a domestic point of viewing, bearing in mind TheraSkin is only sold in the U.S., so that’s just U.S. sales, Misonix is U.S. and O.U.S., so 100% of TheraSkin is within the U.S. From a domestic perspective, the Wound franchise will be the bigger franchise, quite significantly, in the near term. I think what this allows us to do is grow a significant Neuro business and also assists us up to add on additional product into the Surgical franchise because we now have adequate reach in the market to add on products as time goes on, but Wound is certainly going to be the bigger franchise in the near term.

Kyle Rose:

Can you maybe talk about where specifically you see overlap between the two salesforces from a call point perspective, if at all, and kind of maybe helps us understand what you see as some of the synergies from a go-forward basis from actually cross-selling the SonicOne with the TheraSkin?

Stavros Vizirgianakis:

One of the biggest opportunities that we see is actually in the O.R. If we look at the Solsys business today, in particular TheraSkin, probably 15% of the revenue comes from the O.R. The O.R. revenue is also the most lucrative because you’re generally selling bigger pieces of tissue, so your ASP changes from roughly $1,200 to in excess of $3,000. Where we have been most focused with the SonicOne has been in the O.R. side of the business, so we think that there’s an opportunity to take TheraSkin to existing SonicOne sites, as well as to introduce SonicOne to existing TheraSkin sites that are maybe not using the SonicOne debridement solution. In the near term we think that there’s synergy just using the TheraSkin existing customers and the SonicOne customers in the O.R.

I think that as time goes on because we’ve got wide approval for the product, we’re not restricted to any one area of the body or any one specific group of wounds, that there will be a greater focus on the O.R. side of the business because that’s historically where we’ve been strong and we see the biggest opportunity to grow in the near term.

Kyle Rose:

Great. Then one last question for Joe. What’s the—it sounded like you’ve got the $20 million in debt but you renegotiated the interest rate. How should we think about, for a modeling perspective, interest expense on a go-forward basis and just what that interest rate is?

Joseph Dwyer:

Interest rate is about 10%, a little over 10%. It could go lower, depending on market cap, but I figured I’d put in 10%. It’s going to be for the first 18 months just interest only payments and then we start amortizing the debt after that.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

Kyle Rose:

Okay, great. Thank you very much for taking the questions this morning.

Joseph Dwyer:

Sure. Thanks, Kyle.

Stavros Vizirgianakis:

Thank you, Kyle.

Operator:

The next question is from the line of Ryan Zimmerman with BTIG. Please proceed with your question.

Ryan Zimmerman:

Great. Thanks for taking the questions. Congrats on this transaction. Just a few for me. Can you just talk a little bit about the two salesforces, what you see in terms of the geographic overlap and what your expectations are around some of the territory alignments or realignments you may have to do? Then, as well as any productivity expectations you’re going to see longer term around the combined salesforces once you do get some of these revenue synergies.

Stavros Vizirgianakis:

Thank you, Ryan. If we were to look at the idea right now, Misonix has got national coverage. Although it is thinly covered, we do cover the whole country. Solsys has recently expanded to the West Coast so I think the West Coast is still in the infancy in terms of business development. The Solsys team is more mature in that the direct team has been in operation for many more years than Misonix. If we have to look at rep contributions, I think we’re at the stage where we can accurately measure sales and contribution by sales rep on the Misonix side, but because we’ve been transitioning from a distributor model to a direct model there were still territories which were double covered so I think Fiscal ’20 is going to be the first year where we’ll really be able to monitor accurate productivity by representative.

The idea is that there will be no overlap. The existing Misonix representatives that are covering the whole range will move over and essentially cover Neuro and Spine. They’re already doing Spine and to a lesser extent today Neuro. TheraSkin, there will be situations where you had one Misonix rep covering a specific territory and that territory may be split into two TheraSkin territories because that’s just the coverage may be denser in certain parts of the country, so we’re expecting to see that.

We’ve probably got two, three months to prepare for that handover and integration, so we’ve already started that process of looking at each territory from regional sales manager right down to sales rep and account level so that when there is a handover it’s a pretty orderly handover.

I hope that answers the whole question, Ryan.

Ryan Zimmerman:

Yes, very helpful. Then just last one for me. Typically, with regenerative medicine companies, right now Solsys’s gross margin is very in line with your own, but they do have some opportunities for improved gross margins at scale. Maybe give us a little color on our current thinking around what you can do, from a gross margin perspective, with TheraSkin as it scales up. Thank you.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

Allan Staley:

The gross margin is tied into our agreement with our supplier LifeNet Health. From a cost effective solution, we believe there are significant synergies that we can get out of controlling costs below the line as opposed to gross profit. With shipping becoming more efficient, with shipping creating some centralized shipping locations with major logistics groups, so there are significant opportunities there. There’s also significant opportunities where we are now the vendor of record where we can sell multiple units in the same shipper and significantly reduce costs, say from $1,000 down to $100. There are significant cost savings that we can move forward in the new relationship that we have created with LifeNet Health about a year and a half ago.

Ryan Zimmerman:

That’s great. Congrats on the transaction guys. Very excited.

Stavros Vizirgianakis:

Thank you, Ryan.

Allan Staley:

Thank you.

Operator:

Our next question is from the line of Michael Kaufman with MK Investments. Please proceed with your question.

Michael Kaufman:

Stavros, it sounds like a very exciting long-term opportunity. Two questions. One, what is the intellectual property protection that TheraSkin has in the U.S.? If they’re starting to go into international markets, what kind of expenditure would be required to try to protect the property in foreign countries?

The other question is what is the trajectory to profitability? Because if you have a combined company of $80 million and 70% gross margins, there should be opportunity to get that at least close to breakeven very quickly. I’d be interested in some color on that.

Stavros Vizirgianakis:

Thank you, Michael. Thank you very much. I’m going to let Allan answer the first part of the question on the IP, and then we’ll jump in on the profitability question. Allan.

Allan Staley:

On the IP, you really want to look at barriers to entry, and the barriers to entry first and foremost when you’re dealing with a human tissue product is who is the supplier of that product. The supplier of this product is LifeNet Health. They are the largest globally tissue bank. They are also, I believe—we believe heavily that they are the most respected tissue bank in the industry globally. They also have not only a U.S. footprint but a global footprint with sales in Asia, the Middle East, Europe and the U.S. market. They are the premier tissue bank in the world.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

When you’re looking to do this on a large scale, which is what Misonix is looking to accomplish here, having LifeNet Health as your partner in the supply of the tissue, we could not have a stronger barrier to entry of having another significant player come into the marketplace.

From an IP standpoint, what is very important in this space is reimbursement. In the outpatient wound care center reimbursement is key. If it’s not paid, they don’t use it. TheraSkin has large significant reimbursement. That reimbursement is actually tied to the brand name of the product, TheraSkin. Solsys Medical owns the brand name TheraSkin. To that brand is tied all the clinical evidence. That clinical evidence is then tied to the coverage determinations that are made by both the governmental payers, which are Medicare and Medicaid, and the private payers. The Q Code that TheraSkin has for reimbursement by providers is tied to that brand name.

That is kind of the key two barriers to entry is we have a supreme and premier tissue supplier, and then we have the brand trademark around the product that all the reimbursement and clinical evidence is tied to.

Stavros Vizirgianakis:

In terms of the international expansion, Michael, I think if we look at the global market for skin substitutes, I think the development is all really in its infancy. We will look to work closely with LifeNet as they expand internationally. I think last year they expanded into Austria and set up a dedicated tissue bank, so they’re starting to export tissue product to more markets throughout the world. As soon as we stabilize the domestic market and really get the opportunity under control, we will look for international expansion. But I would say for the near term, at least the next 24 months, our focus is squarely going to be on the domestic opportunity for TheraSkin before we go abroad.

Joe, do you want to chat on the profitability?

Joseph Dwyer:

Yes. Profitability, our key focus is to continue to invest into our salesforce and our machine to grow revenue in the 20-plus percent range over the next couple of years, and to maintain margins in the 70-plus range. With that in mind, I mentioned before we hope to turn EBITDA positive in Fiscal 2021, and we’re super-focused on making sure that we do this in a way that we can use our current cash and borrowing capacity to fund our operations from now until profitability so that we can avoid having to do another round of financing. That’s our focus.

Stavros Vizirgianakis:

Yes, I think what’s also important to realize is if we look at the market right now, the wound market is in a state of flux. As you all know, there’s been big fallout with one of the big players in the market, so if we see opportunities to invest and add on additional salespeople to grow faster, we’d like the flexibility to do that because we think that the time is right to grow market share significantly in the wound market. We also feel, and we’re very bullish about the launch of NEXUS. When we launch that product, we may need to put additional resource in the market to grow even faster. If the opportunities present, we’re going to take growth over short-term profitability at this stage, and I think it’s important that everybody understands and knows our strategy. I think our investors have seen over the past two years we’ve been very prudent at how we’ve managed the business and how we’ve managed our cash burn, but we also realize that there are some unique opportunities at times in the market, and we think that the wound market right now is ripe for opportunity and for companies to take additional market share because of the chaos, so it may need additional short-term investment.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

I hope that answers all your questions, Michael.

Operator:

Thank you. That concludes today’s question and answer session. I will now turn the call over to Management for any closing remarks.

Stavros Vizirgianakis:

Thank you. Speaking on behalf of the entire time at Misonix and our Board, we are delighted to welcome the talented and dedicated team and Solsys, and are confident that together we’ll bring tremendous strategic and economic benefits to our shareholders.

Over the past two years our long-term focused strategies and operating discipline, combined with prudent management of our capital structure have been a proven formula for sustained long-term growth and shareholder value as we look forward to extending that record of success with this acquisition.

Thank you again and we look forward to reviewing our Fiscal 2019 third quarter results with you next Wednesday, May 8. Good bye.

Operator:

This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.

Forward Looking Statements

This communication contains forward-looking statements, which address a variety of subjects including, for example, the allocation of the merger consideration and the anticipated growth rate of the combined company. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability to satisfy the conditions to closing of the Transactions, on the expected timing or at all; the occurrence of any event that could give rise to the termination of the Merger Agreement; the risk of stockholder litigation relating to the Transactions, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the Transactions; the risk that expected benefits, synergies and growth prospects of the Transactions may not be achieved in a timely manner, or at all; the risk that Solsys’s business may not be successfully integrated with Misonix following the closing; the risk that Misonix and Solsys will be unable to retain and hire key personnel; and the risk that disruption from the Transactions may adversely affect Misonix’s or Solsys’s business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Misonix’s filings with the SEC, including the risk factors contained in Misonix’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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Misonix, Inc. – Definitive Agreement to Acquire Solsys Medical, May 3, 2019

Important Additional Information Will Be Filed With The SEC

In connection with the Transaction, Misonix and Solsys intend to file relevant information with the SEC, including a registration statement of Misonix on Form S-4 that will include a prospectus and proxy statement of Misonix and a consent solicitation statement of Solsys (the “joint proxy and consent solicitation statement/prospectus”). INVESTORS AND SECURITY HOLDERS OF MISONIX AND SOLSYS ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY AND CONSENT SOLICITATION STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MISONIX, SOLSYS AND THE TRANSACTIONS. A definitive joint proxy and consent solicitation statement/prospectus will be sent to Misonix’s stockholders and Solsys unitholders. Investors and security holders will be able to obtain the registration statement and the joint proxy and consent solicitation statement/prospectus free of charge from the SEC’s website or from Misonix as described below. The documents filed by Misonix with the SEC may be obtained free of charge at Misonix’s website at www.misonix.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Misonix by requesting them by mail at Misonix, Inc., 1938 New Highway, Farmingdale, New York 11735, Attention Investor Relations, or by telephone at 631-694-9555.

Participants in the Solicitation

Misonix, Solsys and certain of their directors, executive officers and employees may be deemed participants in the solicitation of proxies from Misonix shareholders in connection with the proposed transaction. Information regarding the persons who may be deemed to be participants in the solicitation of Misonix shareholders in connection with the Transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the joint proxy and consent solicitation statement/prospectus when it is filed with the SEC. Information about the directors and executive officers of Misonix and their ownership of Misonix common stock is set forth in the definitive proxy statement for Misonix’ s 2019 annual meeting of shareholders, as previously filed with the SEC on March 25, 2019. Free copies of these documents may be obtained as described in the paragraphs above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

ViaVid has made considerable efforts to provide an accurate transcription. There may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only.

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